Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the use in this Prospectus constituting a part of the Registration Statement (No. 333-131254) on Amendment No. 1 to Form S-1 of TrueYou.com Inc. of our report dated November 30, 2005 relating to the financial statements of Lord & Foursight, LLC, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/S/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
March 27, 2006